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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Second Amendment to Registration Statement on Form S-1 (File No. 333-76911) of our report dated September 3, 1998, on our audit of the balance sheet of Mewbourne Development Corporation, and our report dated April 12, 1999, on our audit of the balance sheet of Mewbourne Energy Partners 99-A, L.P., both of which appear in this Second Amendment to Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such First Amendment to Registration Statement.



Dallas, Texas
July 28, 1999


                                      /s/ Pricewaterhouse Coopers LLP